Exhibit 99.2

Inventure Foods Commences Strategic and Financial Review to Increase Shareholder Value

PHOENIX, July 27, 2016 (GLOBE NEWSWIRE) — Inventure Foods, Inc. (NASDAQ: SNAK) (“Inventure Foods” or the “Company”), a leading specialty food marketer and manufacturer, today announced that the Company and its Board of Directors will commence a strategic and financial review with the objective to increase shareholder value. This review will include a thorough evaluation of the Company’s current operating plan and may result in the Company continuing to pursue value-enhancing initiatives as a standalone company, capital structure optimization, a sale of the Company, a sale of certain assets of the Company or other business combination.  A committee of three independent directors has been established to oversee the review and the Company has retained Rothschild as its financial advisor and DLA Piper LLP (US) as its legal advisor to assist in this process.

“The Board of Directors is committed to increasing shareholder value. We determined after careful consideration, that this is an appropriate time to undertake a comprehensive strategic and financial review of the business,” said David L. Meyers, Chairman of Inventure Foods. “While the review is ongoing, the Company will remain focused on delivering improved financial performance by continuing to execute our strategic initiatives.”

There can be no assurance that this strategic and financial review will result in any specific action, or any assurance as to its outcome or timing. The Company does not intend to comment further regarding the strategic and financial review until the Board of Directors approves a specific action or concludes its review.

About Inventure Foods

With manufacturing facilities in Arizona, Indiana, Washington, Oregon and Georgia, Inventure Foods, Inc. (Nasdaq:SNAK) is a marketer and manufacturer of specialty food brands in better-for-you and indulgent categories under a variety of Company owned and licensed brand names, including Boulder Canyon Foods™, Jamba®, Seattle’s Best Coffee®, Rader Farms®, TGI Fridays™, Nathan’s Famous®, Vidalia Brands®, Poore Brothers®, Tato Skins®, Willamette Valley Fruit Company™, Fresh Frozen™, Bob’s Texas Style® and Sin In A Tin™. For further information about Inventure Foods, please visit www.inventurefoods.com.

Note Regarding Forward-looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company’s ability to improve its operational and financial performance, execute its strategic initiatives and pursue value-enhancing initiatives.  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this press release and that may affect the Company’s prospects in general include, but are not limited to, general economic conditions, increases in cost or availability of ingredients, packaging, energy and employees, price competition and industry consolidation, ability to execute strategic initiatives, product recalls or safety concerns, disruptions of supply chain or information technology systems, customer acceptance of new products and changes in consumer preferences, food industry and regulatory factors, interest rate risks, dependence upon major customers, dependence upon existing and future license agreements, the possibility that the Company will need additional financing due to future operating losses or in order to implement the Company’s business strategy, acquisition and divestiture-related risks, the volatility of the market price of the Company’s common stock, and such other factors as are described from time to time in the Company’s filings with the Securities and Exchange Commission.  All forward-looking statements are based on information available to the Company as of the date of this news release, and the Company assumes no obligation to update such statements.

Contact
Katie Turner, ICR (646) 277-1200